MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF EARNINGS PER SHARE
               ($ and shares in thousands, except per share data)

                                                                      Exhibit 11


                                                       Three Months Ended     Three Months Ended
                                                             June 30,              June 30,
                                                               1994                  1993
                                                               ----                  ----

PRIMARY EARNINGS PER COMMON SHARE:
  Net earnings                                               $45,602                $74,525

  Less:  Preferred dividends, net                              4,319                  3,915
                                                             -------                -------
  Net earnings used to calculate
    primary earnings per share                               $41,283                $70,610
                                                             =======                =======
  Weighted average number of shares outstanding              105,447                104,994

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                   103                    275
                                                             -------                -------
  Weighted average number of shares used to
    compute primary earnings per share                       105,550                105,269
                                                             =======                =======
Primary earnings per share                                     $0.39                  $0.67
                                                             =======                =======
FULLY DILUTED EARNINGS PER COMMON SHARE:
  Net earnings                                               $45,602                $74,525
  Less:  Preferred dividends                                      13                     13
                                                             -------                -------
  Net earnings used to calculate fully diluted
    earnings per share, before adjustments                    45,589                 74,512

  Less: Adjustments resulting principally from the
        assumed conversion of the Series One ESOP
        Convertible Preference Stock, net of tax benefit       1,080                    184
                                                             -------                -------
  Net earnings used to calculate fully diluted
    earnings per share                                       $44,509                $74,328
                                                             =======                =======

  Weighted average number of shares used to
    compute primary earnings per share                       105,447                104,994

  Add:  Weighted average shares of Series One
        Convertible Preference Stock assuming
        conversion                                             6,965                  6,734

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                   104                    277

  Add:  Weighted average number of shares which
        could have been issued upon conversion of
        4 7/8% debentures                                          6                      6
                                                             -------                -------
  Weighted average number of shares used to compute
    fully diluted earnings per share                         112,522                112,011
                                                             =======                =======
  Fully diluted earnings per share                             $0.40                  $0.66
                                                             =======                =======




                  MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF EARNINGS PER SHARE
               ($ and shares in thousands, except per share data)

                                                                      Exhibit 11


                                                         Six Months Ended      Six Months Ended
                                                              June 30,              June 30,
                                                                1994                  1993
                                                                ----                  ----


PRIMARY EARNINGS PER COMMON SHARE:
  Net earnings                                               $43,097                $52,839
  Less:  Preferred dividends, net                              8,639                  7,830
                                                             -------                -------
  Net earnings used to calculate
    primary earnings per share                               $34,458                $45,009
                                                             =======                =======
  Weighted average number of shares outstanding              105,404                104,888

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                   100                    360
                                                             -------                -------
  Weighted average number of shares used to
    compute primary earnings per share                       105,504                105,248
                                                             =======                =======

Primary earnings per share                                     $0.33                  $0.43
                                                             =======                =======

FULLY DILUTED EARNINGS PER COMMON SHARE:
  Net earnings                                               $43,097                $52,839
  Less:  Preferred dividends                                      27                     26
                                                             -------                -------
  Net earnings used to calculate fully diluted
    earnings per share, before adjustments                    43,070                 52,813

  Less: Adjustments resulting principally from the
        assumed conversion of the Series One ESOP
        Convertible Preference Stock, net of tax benefit       2,739                  1,237
                                                             -------                -------
  Net earnings used to calculate fully diluted
    earnings per share                                       $40,331                $51,576
                                                             =======                =======

  Weighted average number of shares used to
    compute primary earnings per share                       105,404                104,888

  Add:  Weighted average shares of Series One
        Convertible Preference Stock assuming
        conversion                                             6,965                  6,734
  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                   103                    361

  Add:  Weighted average number of shares which
        could have been issued upon conversion of
        4 7/8% debentures                                          6                      6
                                                             -------                -------
  Weighted average number of shares used to compute
    fully diluted earnings per share                         112,478                111,989
                                                             =======                =======

  Fully diluted earnings per share                             $0.36                  $0.46
                                                             =======                =======
